SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               EA INDUSTRIES, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                    [INSERT NAME OF FILER WHEN APPLICABLE]
   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3)
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1) Title of each class of securities to which transaction applies:
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(2) Aggregate number of securities to which transaction applies:
- --------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
- --------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:
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(5) Total fee paid:
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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
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(2) Form, Schedule or Registration Statement No.:
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(3) Filing Party:
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(4) Date Filed:
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


                               EA INDUSTRIES, INC.

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                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 30, 1996
- --------------------------------------------------------------------------------



           Please take notice that the Annual Meeting of Shareholders of EA Industries, Inc., a New Jersey corporation (the "Company"), will be held at the Plaza Hotel, Fifth Avenue and Central Park South, New York, New York 10019, on May 30, 1996, at 10:00 a.m. for the following purposes:

                    1. To elect three (3) Class I directors to the Board of Directors;

                    2. To consider and act upon a proposed amendment to the Company's 1994 Equity Incentive Stock Option Plan to increase the number of shares of Common Stock of the Company reserved for issuance under such plan from 6,000,000 shares to 9,000,000 shares;

                    3. To consider and act upon a proposal to ratify the selection of Arthur Andersen LLP as the Company's auditors for the fiscal year ending December 31, 1996; and

                    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

           The Board of Directors has fixed April 25, 1996 as the record date for the determination of shareholders entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

           YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                           By order of the Board of Directors.


                                           Richard P. Jaffe
                                           Secretary
West Long Branch, New Jersey
April 29, 1996




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                                    IMPORTANT
                                  Please sign,
                         date and mail your Proxy Card.
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



                               EA INDUSTRIES, INC.

                              185 MONMOUTH PARKWAY
                     WEST LONG BRANCH, NEW JERSEY 07764-9989

                                ----------------

                                 PROXY STATEMENT

                  ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                                  May 30, 1996

                                ----------------

                                     GENERAL

                    This Proxy Statement and accompanying proxy are furnished by EA Industries, Inc. (the "Company" or "EAI") to the shareholders ("Shareholders") of the Company in connection with the solicitation of proxies by the Board of Directors for use in voting at the Annual Meeting of Shareholders to be held at the Plaza Hotel, Fifth Avenue and Central Park South, New York, New York 10019, on May 30, 1996, at 10:00 a.m. or at any adjournment thereof (the "meeting"). This Proxy Statement and the enclosed proxy are first being mailed to shareholders on or about April 29, 1996. The cost of the solicitation of proxies for the Annual Meeting will be borne by the Company.

Voting Securities and Proxies

                    At the close of business on April 25, 1996, the record date for the meeting, there were outstanding and entitled to vote 17,748,933 shares of Common Stock (the "Common Stock"). The owners of Common Stock have all voting rights with respect to matters to come before the meeting. Each share of Common Stock is entitled to one vote.

                    All properly executed proxies received in time for the meeting will be voted as specified. Anyone giving a proxy may revoke it at any time prior to the voting thereof by signing, dating and delivering a subsequent proxy or by written notice to the Secretary of the Company or by attending the meeting and filing written notice of revocation with the Secretary prior to any vote. All shares represented by executed and unrevoked proxies will be voted in accordance with the specifications therein. Proxies submitted without specification will be voted IN FAVOR OF the election of the nominees for director named herein; FOR the proposal to amend the 1994 Equity Incentive Stock Option Plan (the "Equity Incentive Plan") to increase the number of shares of Common Stock of the Company reserved for issuance under the Equity Incentive Plan from 6,000,000 shares to 9,000,000 shares; and FOR the proposal to ratify the selection of Arthur Andersen LLP as the Company's auditors for the fiscal year ending December 31, 1996.

                    The affirmative vote of a plurality of the votes cast by the holders of Common Stock entitled to vote at the meeting is required for the election of directors. Approval of the proposals to amend the Equity Incentive Plan, and to ratify the selection of Arthur Andersen LLP as the Company's auditors requires the affirmative vote of a majority of the votes cast by the holders of Common Stock entitled to vote on each such proposal. The vote on each proposal will be tabulated as set forth below.

                                       (2)

                    All votes will be tabulated by a representative of the American Stock Transfer & Trust Company, transfer agent for the Company's Common Stock, who will serve as the inspector of election at the meeting and who will separately tabulate affirmative votes, negative votes, authority withheld for any nominee for director, abstentions and broker non-votes. Authority withheld for any nominee for director will be counted in the tabulation of the votes cast on the election of directors and will have the same effect as a negative vote. Under New Jersey law, any proxy submitted and containing an abstention or broker non-vote will not be counted as a vote cast on any matter to which it relates, except that, solely for purposes of determining whether the proposal to approve the amendment of the Equity Incentive Plan has been approved by the Company's shareholders in compliance with the voting standards of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any proxy containing an abstention with respect to either the proposal to approve the amendment to the Equity Incentive Plan and any shares present at the meeting that are voted as an abstention on such proposal will be counted in the tabulation of the votes cast on such proposal, which will have the same effect as a negative vote. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the meeting.

                                       (3)

Security Ownership of Certain Beneficial Owners and Management

           The following table sets forth, as of March 31, 1996, information with respect to the ownership of the Company's outstanding Common Stock by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the Company's outstanding shares of Common Stock, (ii) each director and nominee for director, (iii) each of the Company's executive officers named in the Summary Compensation Table, and (iv) all executive officers, directors and nominees as a group. Unless otherwise indicated, each individual has sole voting and investment power with respect to the shares beneficially owned by him.


                                                                                    Amount and
                                                                                     Nature of
                   Name and                                                    Beneficial Ownership
                  Address of                                                     (number of shares                 Percent
              Beneficial Owner*                    Position                     of Common Stock)                   of Class
              -----------------                    --------                    --------------------                --------

Michael M. Michigami..........................Former President                        __                                __
                                              and CEO
Charles A. Milo...............................Former President                    29,542 (1)                           (5)
                                              and CEO
Joseph R. Spalliero, Sr.......................President, CEO                     997,828 (12)                        5.62%
 Tanon Manufacturing, Inc.                    and Director
 46360 Fremont Blvd.
 Fremont, CA  94538-6406
Irwin L. Gross................................Chairman of the                  1,073,167 (2)(3)                      5.73%
 EA Industries, Inc.                          Board
 185 Monmouth Parkway
 West Long Branch, NJ  07764-9989
Jules M. Seshens..............................Vice President,                    163,334 (4)(11)                       (5)
                                              Corporate
                                              Development; and
                                              Director
Bruce P. Murray...............................Director                           169,334 (4)(6)                        (5)
Seth Joseph Antine............................Director                            92,813 (7)(13)(14)                   (5)
David J. Reibstein............................Director                            15,000 (10)                          (5)
Mark S. Hauser................................Director                            48,333 (8)(10)                       (5)
William Spier.................................Director                            15,000 (10)                          (5)
Jonathan R. Wolter............................Former Treasurer                    21,025 (15)                          (5)
                                              and Vice
                                              President, Finance
Broad Capital Associates, Inc.................None                             1,180,884 (9)                         6.27%
 152 W. 57th Street
 New York, NY  10019
Loretta W. Milo...............................None                                29,542 (1)                           (5)
All directors, nominees for director
and executive officers as a group (9
persons)......................................                                 2,575,809 (2)(3)(4)(6)(7)(8)(10)     13.33%
                                                                                         (11)(12)(13)(14)



- --------------

    * Addresses are included only for persons who beneficially own more than 5% of the outstanding Common
      Stock.

                                       (4)

    (1) Includes 29,542 shares of Common Stock held by Mr. Milo and his spouse, Loretta W. Milo, as joint tenants as to which they share voting and dispositive power. See "Compensation of Executive Officers - Summary Compensation Table."

    (2) Includes options to purchase 34,500 shares of Common Stock granted pursuant to the 1994 Stock Option Plan for Non-Employee Directors (the "Non-Employee Directors Plan"). See "Election of Directors -- Compensation of Directors." Does not include options to purchase 25,500 shares granted under the Non-Employee Directors Plan which are not currently exercisable.

    (3) Includes 10,000 shares of Common Stock held by Mr. Gross. Also includes warrants to purchase an aggregate of 262,000 shares of Common Stock issued by the Company to Mr. Gross, in connection with his retention as a consultant to the Company in March 1994. Also includes options to purchase 666,667 shares of Common Stock granted under the Company's Equity Incentive Plan but does not include options to purchase 333,333 shares also granted at the same time pursuant to the Company's Equity Incentive Plan which are not currently exercisable. Also includes options to purchase 100,000 shares of Common Stock of a total of 1,000,000 shares granted by the Company to Mr. Gross pursuant to the Company's Equity Incentive Plan, but does not include options to purchase the balance of 900,000 shares which are not currently exercisable. See "Compensation of Executive Officers -- Equity Incentive Plan" and "Transactions with Management and Others."

    (4) Includes currently exercisable options to purchase 133,334 shares of Common Stock granted under the Company's Equity Incentive Plan, but does not include options to purchase 66,666 shares granted pursuant to that Plan, which are not currently exercisable.

    (5)   Represents less than 1% of the outstanding shares of Common Stock.

    (6) Includes currently exercisable options to purchase 36,000 shares of Common Stock granted pursuant to the Company's Non-Employee Directors Plan. Does not include options to purchase 24,000 shares granted under the Non-Employee Directors Plan which are not currently exercisable. See "Election of Directors -- Compensation of Directors."

    (7) Includes 1,000 shares owned by Mr. Antine and his wife as joint tenants, as to which they share voting and dispositive power. Also includes 5,882 shares of Common Stock owned by Mr. Antine. Also includes Class A Warrants to purchase 5,882 shares of Common Stock and Class B Warrants to purchase 5,882 shares of Common Stock. All such warrants are exercisable immediately.

    (8) Includes options to purchase 33,333 shares of Common Stock granted by the Company to Mr. Hauser pursuant to the Company's Equity Incentive Plan in connection with services he performed for the Company related to a certain joint venture with Israel Aircraft Industries, an Israeli corporation (the "Joint Venture"). Does not include options to purchase 66,667 shares granted under such plan which are not currently exercisable. See "Transactions with Management and Others -- Joint Venture with IAI."

    (9) Includes options to purchase 250,000 shares granted to Broad Capital Associates, Inc. ("Broad Capital") by the Company in April 1995, but does not include options to purchase 125,000 shares of Common Stock which are not currently exercisable. Also includes options to purchase 225,000 shares granted to Broad Capital in July 1995 pursuant to the Company's Equity Incentive Plan. Also includes Class B Warrants to purchase 352,942 shares of Common Stock held by the 1995 Huberfeld Family Charitable Income Trust ("Huberfeld Trust"), in which Mr. Murray Huberfeld is the sole voting trustee, and Class B Warrants to purchase 352,942 shares of Common Stock held by the 1995 Bodner Family Charitable Income Trust ("Bodner Trust"), in which Mr. David Bodner is the sole voting trustee. Messrs. Huberfeld and Bodner are principals of Broad Capital. Each of Broad Capital, the Huberfeld Trust and the Bodner Trust disclaim beneficial ownership in the shares beneficially owned by each of the other parties. See "Transactions with Management and Others -- Consulting Agreement with Broad Capital."

    (10) Includes currently exercisable options to purchase 15,000 shares of Common Stock granted pursuant to the Company's Non-Employee Directors Plan. Does not include options to purchase 35,000 shares granted under

                                       (5)
          the Non-Employee Directors Plan which are not currently exercisable. Also does not include options to purchase 200,000 shares granted under the Equity Incentive Plan which are not currently exercisable. See "Election of Directors -- Compensation of Directors."

    (11) Includes options to purchase 30,000 shares of Common Stock granted pursuant to the Non-Employee Directors Plan. See "Election of Directors -- Compensation of Directors." Does not include options to purchase 20,000 shares granted under the Non-Employee Directors Plan which are not currently exercisable.

    (12) Includes 881,159 shares of Common Stock of the Company acquired pursuant to the Tanon acquisition on January 4, 1995. Also includes currently exercisable options to purchase 116,669 shares of Common Stock granted under the Company's Equity Incentive Plan, but does not include options to purchase 233,331 shares granted pursuant to that Plan which are not currently exercisable.

    (13) Includes options to purchase 7,500 shares of Common Stock granted pursuant to the Non-Employee Directors Plan. See "Election of Directors -- Compensation of Directors." Does not include options to purchase 20,000 shares granted under the Non-Employee Directors Plan which are not currently exercisable.

    (14) Includes currently exercisable Options to purchase 66,667 shares of Common Stock granted under the Company's Equity Incentive Plan, but does not include options to purchase 66,666 shares granted pursuant to that Plan, which are not currently exercisable.

    (15) Includes options to purchase 21,025 shares of Common Stock granted under the Company's Equity Incentive Plan, but does not include options to purchase 56,250 shares granted pursuant to that plan which are not currently exercisable.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS


           One of the purposes of the meeting is the election of directors. Pursuant to the Company's Bylaws, the number of directors may be not less than three nor more than nine. The directors are divided into three classes, with staggered three year terms, and up to three directors are permitted in each class. There are presently three Class I directors, two Class II directors and three Class III directors. As determined by the Board of Directors, the number of directors is presently set at eight, of which three may be Class I directors, two may be Class II directors and three may be Class III directors. Under the provisions of the Company's Bylaws, a vacancy may be filled by the Board of Directors. Directors elected by the Board to fill vacancies will stand for election at the earlier of the next Annual Meeting of Shareholders or the next meeting of shareholders for the election of directors.

           At this year's meeting, three (3) individuals are to be elected to serve as a Class I directors until the Annual Meeting of Shareholders in 1999 or until his successor has been elected and qualified. The nominees for Class I directors are Jules M. Seshens, Seth Joseph Antine and Mark S. Hauser.

           Messrs. Seshens, Antine and Hauser are current Class I directors, Irwin L. Gross and David J. Reibstein are current Class II directors, and Bruce
P. Murray, Joseph R. Spalliero and William Spier are current Class III directors.

           Unless otherwise directed, or if no specification is made, it is the intention of the persons named in the enclosed form of proxy to vote proxies received IN FAVOR OF the election of Messrs. Seshens, Antine and Hauser as Class I directors. The Company has no reason to believe that any of these nominees will not be available for election as a director. However, should any of the nominees become unable to serve, proxies may be voted for substitute nominees in the discretion of those named as proxies.

                                       (6)

Nominees For Director

           The following information, which is given as of March 31, 1996, has been furnished by the persons nominated for election as Class I directors of the Company and by current directors whose terms will not expire in 1996 and who therefore are not nominees for election at the meeting.

Class I - Term Expires 1996

           Jules M. Seshens, 52, was elected a director of the Company in May 1994 to fill a Class I vacancy. Mr. Seshens was also elected Vice
President, Corporate Development of the Company in April 1995. He has been an independent venture capitalist/entrepreneur since May 1982 in the computer, telecommunications, energy services and environmental services industries. He has served as President of The Best Company, an environmental services company, from 1989 to 1992; Corporate Vice President of Marketing and Sales for ICC Technologies, Inc. ("ICC") from 1985 to 1989; and Executive Vice President of General Data Systems, Ltd., a company engaged in providing consulting and computer-based products and services from 1982 to 1985. From May 1969 until May 1982, Mr. Seshens was employed by COMSHARE, Inc., an international computer services company, in various management positions, including Vice President and General Manager of the Microcomputer Division from July 1981 to May 1982 and, prior to that, as Vice President and General Manager of the Telephone/Telecommunications Industries Division. Mr. Seshens holds both a Bachelor of Science Degree and Master of Business Administration Degree from Temple University, Philadelphia, Pennsylvania.

           Seth Joseph Antine, 28, was elected a director of the Company in May 1994 to fill a Class I vacancy. Since April 1993 he has been an independent financial consultant with an office in New York, New York. From January 1991 until April 1993, Mr. Antine was President of Gotham Food Corp., an owner and operator of several restaurants in New York, New York. From January 1990 until January 1991 Mr. Antine was an accountant with Laventhol & Horwath. Mr. Antine received a B.S. degree in accounting from Touro College in December 1989.

           Mark S. Hauser, 38, was elected a director of the Company in October 1995. Mr. Hauser is a Founder and Managing Director of Hauser, Richards & Co. and Tamarix Capital Corporation, investment and merchant banking firms. Prior to founding Hauser, Richards & Co. in March 1991, Mr. Hauser was a Managing Director at Ocean Capital Corporation, a private international investment banking firm. He has extensive experience in international financial transactions including corporate mergers and acquisitions, capital-raisings, and financial restructurings. Prior to joining Ocean Capital Corporation in 1986, Mr. Hauser worked as a corporate finance and banking attorney at the New York office of Rogers & Wells. Mr. Hauser is a director of ICC, a public company which, through a joint venture with Engelhard Corporation, is engaged in the business of designing, manufacturing and selling desiccant wheel components and desiccant air conditioners. Mr. Hauser is an Advisory Director of Direct Language Communications, a multi-lingual communication service company, and Vice Chairman of the Board of Directors of The Holmes Protection Group, Inc., a security alarm company. Mr. Hauser is a member of the New York Bar and is admitted to practice law as a solicitor to the Supreme Court of New South Wales in Australia. He has economics and law degrees from Sydney University and a Master of Law degree from the London School of Economics and Political Science.

Directors Whose Terms Continue

           The following directors will continue in office in accordance with the Company's Certificate of Incorporation and Bylaws and are not nominees for election at the 1996 Annual Meeting of Shareholders.

                                       (7)

Class II - Term Expires 1998

           Irwin L. Gross, 52, was elected a director of the Company in March 1994 to fill a Class II vacancy, and was elected as Chairman of the Board of Directors in April 1995. Since May 1984, Mr. Gross has served as Chairman of the Board of Directors of ICC. Mr. Gross is also President and Chief Executive Officer of ICC and the Chief Executive Officer of Engelhard/ICC. Mr. Gross served on the Board of Directors of Powerspectrum Inc., a private company involved in telecommunications from 1992 to July 27, 1993. From January 1982 to May 1984, Mr. Gross was employed in various capacities by International Mobile Machines Corporation, a publicly-held company engaged in the development of telecommunications systems and computer security devices, in which company he served as Executive Vice President from January 1982 until October 1983 and as Director for Corporate Development from October 1983 until April 1984. From 1968 to 1982, he was a practicing attorney in Philadelphia, Pennsylvania. He holds a Bachelor of Science degree in Accounting from Temple University, Philadelphia, Pennsylvania, and a Juris Doctor degree from Villanova University, Villanova, Pennsylvania.

           David J. Reibstein, 47, was elected a director of the Company in August 1995 to fill a Class II vacancy. He has been the William S. Woodside Professor and Professor of Marketing at The Wharton School, University of Pennsylvania, since July 1980. Dr. Reibstein currently serves on the Board of Directors of each of Advantage Capital, Inc., a privately-held venture capital firm (since 1989), General Information Services, Inc., a privately-held computer services company (since 1983), and And One, Inc., a privately-held manufacturer of sports apparel (since 1994).

Class III - Term Expires 1997

           Bruce P. Murray, 50, was elected a director of the Company in February 1994 to fill a Class III vacancy. He served as Chairman of the Board from February 1994 through January 1995. He has been President of The Bannock Burn Group, Ltd., a management consulting firm, since April 1987. Mr. Murray received his B.S. degree from the United States Merchant Marine Academy and his M.S. degree from Rensselaer Polytechnic Institute. Mr. Murray also serves as a director of East Wind Group, Inc., an investment holding company, and as an executive committee member of its board.

           Joseph R. Spalliero, 49, was elected a Class III director of the Company in January 1995 following the Company's acquisition of Tanon Manufacturing, Inc. ("Tanon"). Mr. Spalliero was also elected President and Chief Executive Officer of the Company in April 1995, and also serves as Chief Operating Officer of Tanon. Mr. Spalliero was formerly the Chairman and President of Tanon prior to the Company's acquisition of Tanon. Joseph Spalliero has over twenty-five years of management experience of increasing responsibilities in the manufacturing industry having produced a variety of electronics products. He founded Tanon in 1982 and served as its Chairman and CEO since inception. Mr. Spalliero was previously Vice President of Operations at Cronus Precision Products ("Cronus") which produced a broad range of precision watches. Prior to Cronus, Mr. Spalliero held several positions with manufacturing responsibilities for Intersil Corporation, Fairchild Semi Conductor and Teledyne Corporation.

                                       (8)

           William Spier, 61, was elected a director of the Company in October 1995. Mr. Spier has been Chairman of DeSoto, Inc., a detergent manufacturer, since May 1991, and has been the Chairman and President of Sutton Holding Company, a New York-based investment company, since 1989. Mr. Spier is also currently a director of Geotek Industries, Inc., a public telecommunications company (since June 1990), Video Lottery Technologies, Inc., a public company in the business of manufacturing gaming equipment (since March 1991), and Holmes Protection Group, a public security alarm systems company (since August 1994).

Operation of Board of Directors and Committees

           The Board of Directors holds regular meetings and special meetings when required. The Board has a standing Audit and Finance Committee, Compensation Committee and Nominating Committee which assist it in the discharge of its responsibilities. During 1995, the Board held ten (10) meetings. Except for Mr. Michigami, each member of the Company's Board of Directors attended at least 75% of the meetings of the Board in 1995.

           The only member of the Audit and Finance Committee during 1995 was Mr. Antine. The current members of the Committee are Messrs. Hauser, Spier and Reibstein. The Audit and Finance Committee reviews and reports to the Board on the scope and results of audits by the Company's independent auditors. It periodically reviews with the auditors the adequacy of the Company's system of internal controls, and periodically reviews with management and the independent auditors compliance with the Company's policies concerning business ethics and conflicts of interest. It recommends a firm of certified public accountants to serve as auditors of the Company, subject to approval by the Board and ratification by the shareholders, authorizes all audits and other professional services rendered by the independent auditors and periodically reviews the independence of the auditors. The Audit and Finance Committee is responsible for overseeing, on behalf of the Board, the financial structure of the Company and making recommendations to the Board with respect to any changes in the financial structure of the Company which require Board approval. The Committee did not meet in 1995.

           The members of the Compensation Committee during 1995 were Messrs. Murray and Antine. The current members are Messrs. Antine and Seshens. The Compensation Committee, which consists of directors who are not employees of the Company, makes recommendations to the Board with respect to the salaries of officers of the Company, and with respect to the participants, annual guidelines and amounts of awards to be made under the Management Incentive Compensation Plan. The Compensation Committee also determines the recipients and amounts of awards to be made under the 1972 Stock Option Plan and the Equity Incentive Plan. The Compensation Committee met once in 1995.

           The Nominating Committee meets once each year to consider nominees for director to be presented to the Annual Meeting of Shareholders and meets at other times if necessary. The Nominating Committee will consider nominees recommended by shareholders. Any shareholder who wishes to present a person for consideration by the Nominating Committee as a nominee at the 1997 Annual Meeting must submit the resume of such person to the Secretary of the Company so that it is received at the Company's principal executive offices no later than November 30, 1996. The members of the Nominating Committee during 1995 were Messrs. Gross, Seshens and Spalliero. The current members of the Nominating Committee are Messrs. Gross, Hauser and Seshens. The Nominating Committee did not meet in 1995.

           Messrs. Gross and Hauser are directors of ICC, and Mr. Hauser is also a director of The Holmes Protection Group, Inc. Mr. Spier is a director of each of Geotek Industries, Inc., Video Lottery Technologies, Inc. and The Holmes Protection Group, Inc. Mr. Murray is a director of East Wind Group, Inc. Each of these companies has securities registered pursuant to Section 12 of the Securities Exchange

                                       (9)

Act of 1934, as amended (the "Exchange Act"). No other director of the Company holds any other directorships in a company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of
Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Compensation of Directors.

           In January 1995, the Compensation Committee recommended, and the Board of Directors approved, an increase in the annual stipend payable to Messrs. Murray and Seshens from $50,000 to $150,000 each, and an annual stipend of $75,000 payable to Mr. Gross, in each case payable in equal monthly installments in consideration for providing extraordinary services to the Company throughout the year. Effective March 31, 1995, after receiving stipend payments for three months, the stipends payable to Messrs. Murray and Gross were voluntarily suspended indefinitely. The Company continues to pay Mr. Seshens an annual stipend of $150,000 in consideration for his services. The other non-employee directors continued to serve during 1995 without receiving any meeting fees or retainer fees. All non-employee directors are reimbursed by the Company for all reasonable out-of-pocket expenses incurred in attending Board and Committee meetings, as well as other business performed on behalf of the Company.

           Non-Employee Directors Plan. In March 1994 the Board of Directors adopted, and in May 1994 the shareholders approved, the Company's Non-Employee Directors Plan for Non-Employee Directors (the "Non-Employee Directors Plan"). Following an amendment to increase the number of shares reserved for issuance approved at the 1995 Annual Meeting of Shareholders held on October 12, 1995, an aggregate of 2,400,000 shares has been reserved for issuance under the Non-Employee Directors Plan. Under the terms of the Non-Employee Directors Plan, each person who was an Eligible Director (as defined in the Non-Employee Directors Plan) on March 10, 1994 (the "Effective Date") and each person who becomes an Eligible Director thereafter will be granted an option to purchase 50,000 shares of Common Stock. The Non-Employee Directors Plan also provides for the grant of an additional option to purchase 10,000 shares of Common Stock to the individual serving as Chairman of the Board on and after the Effective Date. There is in each case a vesting date which may be accelerated under certain circumstances. As of March 31, 1996, options to purchase a total of 420,000 shares have been granted. The exercise prices to purchase shares under such options are equal to the fair market value of the Company's Common Stock on the date of grant of the respective options. In approving the Non-Employee Directors Plan, the Board considered a variety of factors, including the reduction in amount and subsequent suspension of payment of fees payable to non-employee directors of the Company, the significant commitment of time required from members of the Board to address the issues arising out of the financial difficulties experienced by the Company in recent periods and the importance to the Company and its shareholders of attracting and retaining the services of experienced and knowledgeable independent directors. Only non-employee directors of the Company may participate in the Non-Employee Directors Plan. The Chief Executive Officer, other executive officers, officers and employees of the Company are not eligible to participate in such plan. See also "Compensation of Executive Officers -- Equity Incentive Plan."

           The following table sets forth the number of options granted under the Non-Employee Directors Plan to the named non-employee directors in 1995. The per share fair market value of the Company's Common Stock on October 12, 1995, the grant date for options granted to each of the Messrs. Hauser, Reibstein and Spier, was equal to the per share exercise price for such options of $5.5625. The per share fair market value on April 4, 1995, the grant date for options to Mr. Gross, was equal to the per share exercise price for such options of $7.50.

                                      (10)

                           Non-Employee Directors Plan

                      Name and Position                                    Number of Options(1)
                      -----------------                                    --------------------

Mark S. Hauser...............................................                     50,000
  Director

David J. Reibstein...........................................                     50,000
  Director

William Spier................................................                     50,000
  Director

Irwin L. Gross...............................................                     10,000
  Director (current Chairman of the Board)

- -------------------
(1) Options vest on specified dates or, in certain instances, upon the achievement of Operating Profitability as defined in the plan. As of March 31, 1996, 30% of such options granted to Messrs. Hauser, Reibstein and Spier are currently exercisable and 45% of such options granted to Mr. Gross are currently exercisable.



                                                  EXECUTIVE OFFICERS

           The following table sets forth, as of March 31, 1996, the executive officers of the Company.


            Name                        Age          Position with the Company
            ----                        ---          -------------------------

Irwin L. Gross                          52           Chairman of the Board of Directors since April 1995

Joseph R. Spalliero                     49           President and Chief Executive Officer since April 1995

Paul E. Finer                           51           Vice President of EAI, and President and Chief Executive
                                                     Officer of Tanon Manufacturing, Inc. since February 1996.

Stanley O. Jester                       47           Treasurer and Vice President, Finance since September
                                                     1995

Jules M. Seshens                        52           Vice President, Corporate Development since April 1995


           Stanley O. Jester was elected Treasurer and Vice President, Finance in September 1995 following the resignation of Jonathan R. Wolter from acting in such capacity. Mr. Jester has over 25 years of experience in accounting, finance and management. Prior to joining EAI in September 1995, Mr. Jester was most recently Chief Financial Officer of Southdown Thermal Dynamics for 6 years, a private environmental remediation firm. Prior to this, Mr. Jester was Chief Financial Officer of Energy Assets International, a public firm in the oil and gas business, for four years. From 1980 through 1985 he was Controller and then Chief Financial Officer of International Oil and Gas, an international private oil and gas exploration company. Mr. Jester was Division Controller and then Controller of Bodcaw Company, a private billion dollar natural resource company, from 1975 through 1980. From 1971 through 1975 he was with Coopers & Lybrand. Mr. Jester has BS and MS degrees from LA Tech University and has been a CPA for over 20 years.

           Paul E. Finer was named Vice President of the Company and President and Chief Executive Officer of Tanon in February 1996. From August 1987 to September 1995, Mr. Finer was President of KIDI Electronics Group and Vice President of KDI Corporation, a designer, developer and manufacturer of products for the telecommunications industry. During the same period, Mr. Finer was

                                      (11)

President/CEO of KDI/Triangle Electronics, Inc., a manufacturer of components and subassemblies for cellular communications and radar application. Also, during the same period, Mr. Finer was President/CEO of KDI Precision Products, Inc., a manufacturer of devices for electronic sensing and ordnance applications. From January 1982 to August 1987, Mr. Finer served as President of Keene Corporation, a manufacturer of a broad range of diversified technologies servicing both the commercial and defense electronics markets. Prior to that, he served in executive capacities at Chomerics, Inc. and Raytheon.

           Certain information concerning the other executive officers is set forth above under "Election of Directors."

           The executive officers of the Company are elected by, and serve at the discretion of, the Board of Directors.

                                      (12)

                       COMPENSATION OF EXECUTIVE OFFICERS

           The following Summary Compensation Table sets forth, for the three fiscal years ended December 31, 1995, the compensation for services in all capacities earned by the persons who served as Executive Officers of the Company. No other executive officer of the Company received or earned compensation exceeding $100,000 in fiscal year ended December 31, 1995.

                           Summary Compensation Table


                                       Annual Compensation                           Long-Term Compensation
                          ----------------------------------------------  --------------------------------------------

                                                                                    Awards                 Payouts
                                                                          ---------------------------  ---------------

                                                                                         Securities
                                                          Other Annual      Restricted   Underlying       Long-Term    All Other
 Name and Principal                                         Compen-            Stock      Options/     Incentive Plan   Compen-
      Position        Year     Salary($)      Bonus($)      sation($)        Award(s)($)    SARs(#)       (Payouts)($)   sation($)
      --------        ----    ---------      --------      ---------        -----------    -------       ----------    ---------

Charles A. Milo.....      1995   $ 53,243(1)  $ 50,000(2)   $116,656(3)         ---          ---             ---     $170,373(4)
 Former President         1994    110,644       10,000           ---            ---          ---             ---        1,581(6)
 and CEO(1)               1993    100,000      120,000(5)        ---            ---          ---             ---        2,927(6)

Michael M. Michigami      1995   $ 31,856          ---           ---            ---          ---             ---         ---
 Former President
 and CEO(12)

Joseph R. Spalliero, Sr.  1995   $240,000     $450,000(7)        ---            ---       350,000(7)         ---         ---
 President and
 CEO(7)

Jonathan R. Wolter        1995   $171,627         ---            ---            ---        75,000(8)         ---         ---
 Former Treasurer
 and Vice
 President,
 Finance(8)

Jules M. Seshens          1995      ---           ---           ---             ---        50,000(9)         ---     $150,000(11)
 Vice President,                                                                         200,000(10)
 Corporate
 Development

- -----------


(1) Mr. Milo resigned as President and Chief Executive Officer and as a Director of the Company on February 2, 1995. The Company agreed to pay him his regular compensation as an employee through March 31, 1995 pursuant to a Separation Agreement (hereinafter defined). See "Transactions with Management and Others."

(2) Pursuant to the terms of his Separation Agreement, Mr. Milo was deemed to have earned his $50,000 bonus, which was payable in four equal installments through March 31, 1995.

(3) Represents taxable compensation due to exercise and sale of 25,615 shares previously granted under the Company's 1972 Stock Option Plan.

(4) Pursuant to the terms of his Separation Agreement, represents the cancellation of a loan by the Company in the principal amount of $160,000 made to Mr. Milo on September 15, 1994, with the understanding that no further liability exists thereunder. In addition, pursuant to the terms of his Separation Agreement, a $10,000 fee was paid to Mr. Milo for services rendered in connection with the closure or sale of the Company's Mexican facility. Balance represents Company's contribution to Company's 401(k) Savings Plan (Refer to Note 6 below).

(5) Includes a $105,000 bonus paid in 1993 pursuant to an Employment Agreement executed in 1992.

                                      (13)

(6) Represents Company's contribution to Company's 401(k) Savings Plan (which covers employees who have completed six months of service).

(7) On January 4, 1995, the company acquired Tanon pursuant to a certain acquisition agreement. Upon consummation of the acquisition of Tanon, the Company, through its wholly-owned subsidiary, Tanon, entered into an Employment Agreement with Joseph R. Spalliero, Sr. (formerly the Chairman and President of Tanon), pursuant to which Mr. Spalliero became the President and Chief Executive Officer of the Company in April 1995. The Company granted to Mr. Spalliero, at closing, incentive and non-incentive stock options to acquire an aggregate of 350,000 shares of Common Stock of the Company at an exercise price equal to $8.625 per share, which was the fair market value on January 4, 1995, the date of grant with respect to 305,000 shares, and $9.49 per share, which was 110% of the aforementioned fair market value with respect to 45,000 shares on January 4, 1995, the date of grant. Such options will vest proportionately over three years. Mr. Spalliero also received a signing cash bonus of $300,000 upon execution and delivery of his Employment Agreement. In addition, under his Employment Agreement, Mr. Spalliero earned a $150,000 bonus during 1995, which was paid in January and February 1996. See "Transactions with Management and Others."

(8) Mr. Wolter was Vice President and Chief Financial Officer of Tanon prior to and after the acquisition of Tanon by the Company in January 1995. Mr. Wolter was also named as acting Treasurer and Vice President, Finance of the Company in January 1995. The Company granted to Mr. Wolter 75,000 shares of Common Stock of the Company at an exercise price of $8.625 which was the fair market value of Company's Common Stock on January 4, 1995, the date of grant. Such options vest proportionately over four years. Mr. Wolter resigned from his position as acting Treasurer and Vice President, Finance of the Company in September 1995 and from his position of Vice President and Chief Financial Officer of Tanon effective February 22, 1996. See "Transactions with Management and Others."

(9) Options granted in 1994 pursuant to the Company's Non-Employee Directors Plan. The exercise price for such options is $4.31 per share and such exercise price is equal to the fair market value of the Company's Common Stock on the date of the grant. See
     "Transactions with Management and Others."

(10) Options granted in 1994 pursuant to the Company's Equity Incentive Plan. The exercise price for such options is $4.44 per share and is equal to the fair market value of the Company's Common Stock on the date of the grant. See "Transactions with Management and Others."

(11) Represents the annual stipend paid to Mr. Seshens as a director of the Company. See "Election of Directors -- Compensation of
     Directors."

(12) Mr. Michigami resigned from his position as President and Chief Executive Officer in April 1995. See "Transactions with Management and Others."

                                      (14)

           The following table sets forth information concerning grants of options to purchase Common Stock to the named executive officers during the fiscal year ended December 31, 1995.



                      Option/SAR Grants in Last Fiscal Year


                                      Individual Grants
                                -------------------------------------------------------------------------------
                                                        Percent of
                                                          Total
                                      Number of         Options/
                                     Securities           SARs
                                     Underlying         Granted to
                                      Options/          Employees                                                 Grant Date
                                        SARs                in             Exercise or          Expiration          Present
             Name                   Granted(#)(4)      Fiscal Year       Base Price($/sh)          Date             Value(5)
             ----                   -------------      -----------       ----------------          ----             --------

Charles A. Milo.........                  ---              ---                  ---                ---                 ---
Former President
and CEO(1)

Michael M. Michigami                      ---              ---                  ---                ---                 ---
 Former President and
 CEO(2)

Joseph R. Spalliero.....              305,000            20.6%               $8.625              1/03/2005         $2,155,435
 President and CEO                     45,000             3.0%                 9.49              1/03/2005            313,965

Jonathan R. Wolter......               75,000             5.1%               $8.625              1/01/2005           $528,975
 Former Treasurer and
 Vice President,
 Finance(3)

Jules M. Seshens                          ---              ---                  ---                 ---                 ---
 Vice President,
 Corporate Development

- -----------

(1) Mr. Milo resigned as President and Chief Executive Officer and as director of the Company on February 2, 1995. See "Transactions with Management and Others."

(2) Mr. Michigami resigned from his position as President and Chief Executive Officer in April 1995. See "Transactions with Management and Others."

(3) Mr. Wolter resigned from his position as acting Treasurer and Vice President, Finance of the Company in September 1995 and from his position of Vice President and Chief Financial Officer of Tanon effective February 22, 1996. See "Transactions with Management and Others."

(4) For information regarding such options, see footnotes (7) and (8) to the Summary Compensation Table.

(5) Based on the Black-Scholes American option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based on arbitrary assumptions as to variables such as a risk free rate of return based upon the interest rate on 10 year treasury notes on the date of grant, stock price volatility over a three year period, dividend yield of zero, no presumption of early exercise and no adjustment for non-transferability or risk of forfeiture.

                                      (15)

           The following table sets forth information concerning the exercise of options to purchase the Company's Common Stock by the named executive officer during the fiscal year ended December 31, 1995 as well as the number and potential value of unexercised options (both options which are presently exercisable and options which are not presently exercisable) as of December 31, 1995.


             Aggregated Option/SAR Exercises in Last Fiscal Year and
                Fiscal Year-End Values of Unexercised Option/SARs


                                                                                         Number of              Value of
                                                                                        Securities            Unexercised
                                                                                        Underlying            In-The-Money
                                                                                        Unexercised           Options/SARs
                                                                                       Options/SARs            at Fiscal
                                                                                         at Fiscal                Year
                                                                                      Year-End(#)(4)           End($)(5)
                                                                                      --------------           ---------
                                                   Shares
                                                 Acquired on          Value            Exercisable/           Exercisable/
                    Name                         Exercise(#)       Realized($)         Unexercisable         Unexercisable
                    ----                         -----------       -----------         -------------         -------------

Charles A. Milo.............................        ----               ----                 ---                   ---
Former President and CEO(1)

Michael M. Michigami........................        ----               ----                 ---                   ---
Former President and CEO(2)

Joseph R. Spalliero.........................        ----               ----              116,669/              $  595,929/
President and CEO                                                                        233,331               $1,195,821

Jonathan R. Wolter..........................        ----               ----               18,750/              $   96,094
Former Treasurer and                                                                      56,250               $  288,281
Vice President, Finance(3)

Jules M. Seshens............................        ----               ----              163,334/              $  837,087
Vice President,                                                                           86,666               $  444,163
Corporate Developmen

- -------------------

(1) Mr. Milo resigned as President and director of the Company on February 2, 1995. All outstanding options were either exercised and subsequently sold. The balance of any unexercised options were cancelled.

(2) Mr. Michigami resigned from his position as President and Chief Executive Officer in April 1995. See "Transactions with Management and Others."

(3) Mr. Wolter resigned from his position as acting Treasurer and Vice President, Finance of the Company in September 1995 and from his position of Vice President and Chief Financial Officer of Tanon effective February 22, 1996. See "Transactions with Management and Others."

(4) For information regarding such options, see footnotes (7), (8), (9) and (10) to the "Compensation of Executive Officers - Summary Compensation Table."

(5) Based on the closing price per share reported on the NYSE on December 29, 1995 of $5.125.


           The named executive officers were not granted options or rights which were the subject of any repricings.

                                      (16)

           Equity Incentive Plan. On May 17, 1994, the Board of Directors adopted the Company's Equity Incentive Plan, which was approved by the shareholders of the Company at the Special Meeting of Shareholders held on June 28, 1994. The Equity Incentive Plan provides for the granting of awards ("Awards") to directors (whether or not employees), officers, employees and consultants in the form of stock options, stock appreciation rights ("SARs"), restricted stock awards ("Restricted Stock Awards") and deferred stock awards ("Deferred Stock Awards"). The variety of awards authorized by the Equity Incentive Plan is intended to give the Company flexibility to adapt the Company's compensation practices as the business environment in which it operates changes. The Board of Directors believes that the Equity Incentive Plan provides a method whereby certain directors, officers, employees and consultants can share in the long-term growth of the Company. Following an amendment to increase the number of shares reserved for issuance approved at the 1995 Annual Meeting of Shareholders held on October 12, 1995, the aggregate number of shares of Common Stock reserved for issuance under the Equity Incentive Plan is 6,000,000 shares. During 1995 options to purchase 1,700,000 shares were granted to four (4) non-employee directors, each with exercise prices equal to the fair market value of the Company's Common Stock on the date of grant of the respective options. For a summary of the provisions of the Equity Incentive Plan, see "Proposal 2."

           The following table sets forth the number of options granted under the Equity Incentive Plan to the named non-employee directors of the Company in 1995. The per share fair market value of the Company's Common Stock on October 12, 1995, the grant date for the options granted to Messrs. Reibstein and Spier, and 200,000 of the options granted to Mr. Hauser, was $5.5625, and the exercise price for such options was also $5.5625. Each such option has a term of five (5) years. The per share fair market value of the Company's Common Stock on July 12, 1995, the grant date for the options granted to Mr. Gross was $7.25, and the exercise price for such options was also $7.25. Such options have a term of ten
(10) years. The per share fair market value of the Company's Common Stock on July 19, 1995, the grant date for 100,000 of the options granted to Mr. Hauser was $8.1875, and the exercise price for such options was also $8.1875. Such options have a term of five (5) years.

                              Equity Incentive Plan


                         Name and Position                                           Number of Options(1)
                         -----------------                                           --------------------


Mark S. Hauser......................................................                       300,000 (1)
  Director

Irwin L. Gross......................................................                     1,000,000 (2)
  Director (current Chairman of the Board)

David J. Reibstein..................................................                       200,000 (3)
  Director

William Spier.......................................................                       200,000 (3)
  Director

- ------------

   (1) 100,000 of such options are exercisable cumulatively in three equal annual installments, the first installment of which was exercisable on July 19, 1995. 200,000 of such options are also exercisable cumulatively in three equal annual installments, with the first installment exercisable on October 12, 1996.

   (2) Options are exercisable cumulatively in ten equal annual installments, the first installment of which was exercisable on July 12, 1995.

   (3) Options are exercisable cumulatively in three equal annual installments, with the first installment exercisable on October 12, 1996.

                                      (17)

           Management Incentive Compensation Plan. In 1988, the Board of Directors adopted a Management Incentive Compensation Plan to replace a plan that had been adopted in 1975. The Management Incentive Compensation Plan provides for the establishment of target and maximum levels of incentive awards as a percentage of salary, except that the maximum award may never exceed 60% of salary. Awards are based upon the achievement of predetermined goals with respect to Company performance, business unit performance and/or individual performance. Awards for the fiscal year ended December 31 are paid in the subsequent fiscal year. In fiscal 1995, no awards were made under this Plan which is administered by the Compensation Committee and the Board of Directors.

           401(k) Savings Plan. The Company's 401(k) Savings Plan (the "401(k) Plan") covers employees who have completed six months of service. Each active participant may enter into a salary deferral agreement in an amount equal to not less than one percent (1%) nor more then 8% of annual compensation. The Company also contributes an amount equal to $.50 for each $1.00 by which a participant defers compensation up to a maximum of 4% of such participant's compensation. The Company may make a discretionary additional contribution in any year in an amount equal to a percentage of compensation specified by the Board of Directors. Participants' deferred income contributions fully vest when made; Company contributions vest at a rate of 20% per year of service. No discretionary contribution was made by the Company for fiscal 1995.

           All contributions paid by the Company under the 401(k) Plan are maintained in individual participant accounts. Upon retirement, termination of employment or death, the participant's entire vested interest in the account is distributed to the participant or his or her designated beneficiary.

           A participant who has attained age 59 1/2 or sustained a serious financial hardship may make withdrawals from the vested portion of his or her account attributable to salary deferral contributions. In the discretion of the Plan Administrator, a participant may obtain a loan in an amount up to 50% of the portion of the participant's account attributable to salary deferral contributions. In no event may a participant borrow more than $50,000 less the amount of any loans repaid within the preceding 12 months. The minimum loan from the 401(k) Plan is $1,000.

           1972 Stock Option Plan. The Company's 1972 Stock Option Plan provides for the grant of non-qualified stock options and "incentive stock options" as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Options granted under the 1972 Stock Option Plan on or after January 1, 1976, and exercised on or after January 1, 1981, are eligible for incentive stock option treatment (subject to certain dollar limitations). Other options granted under the 1972 Stock Option Plan are treated as non-qualified stock options.

           An aggregate of 1,850,000 shares of Common Stock has been reserved for issuance under the 1972 Stock Option Plan. As of March 31, 1996, options to purchase 904,912 shares have been granted under the 1972 Stock Option Plan (net of cancellations) and there remain 810,281 shares reserved for issuance thereunder (subject to adjustment under certain circumstances).

Employment Contracts and Termination of Employment Agreements. See "Transactions with Management and Others."

Additional Information with Respect to Compensation Committee Interlocks and Insider Participation in Compensation Decisions.

           The members of the Compensation Committee for the Company in 1995 were Bruce P. Murray and Seth Joseph Antine, during which time none of such members were employees or officers of the Company.

                                      (18)

                              CORPORATE PERFORMANCE

           The following graph compares the cumulative total shareholder return for the last five years for the Company's Common Stock to the annual cumulative total returns of (i) the Russell 2000 Index, and (ii) a Peer Group.

                         December 1990 to December 1995

                                     [graph]














===================================================================================================================================
                                              1990          1991            1992            1993             1994            1995
- -----------------------------------------------------------------------------------------------------------------------------------
EA Industries, Inc.                           100          146.667         100.000          66.667         440.000          273.333
- -----------------------------------------------------------------------------------------------------------------------------------
Russell 2000                                  100          143.680         167.180         195.610         189.380          239.010
- -----------------------------------------------------------------------------------------------------------------------------------
Peer Group                                    100           81.962         110.082         137.537         198.111          224.049
===================================================================================================================================

                                      (19)

           The above graph compares the performance of EA Industries, Inc. with that of (i) the Russell 2000 Index and (ii) a peer group comprised of companies having the same standard industrial classification (SIC) code as the Company's contract manufacturing business (SIC 3672). The performance of each of the companies in this SIC code peer group was weighted by stock market capitalization at the close of each year for a five year period. The contract manufacturing peer group companies are: Data Design Laboratories, Inc., Elexsys International, Inc., Intelligent Systems Corp. and Parlex Corporation.

           The graph assumes that the value of the investment in the Company's Common Stock, and each index, was $100 on December 31, 1990 and that all dividends were reinvested. Total return calculations were performed by D.F. King & Co., Inc. using the data bases of Standard & Poor's Compustat Services, Inc.



             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


           The Compensation Committee of the Board of Directors has furnished the following report on executive compensation through December 31, 1995.

           The Compensation Committee is comprised of independent, non-employee directors. It is charged with the responsibility of developing and recommending executive compensation policies and specific salaries of the Company's executive officers for consideration by the Board of Directors.

Compensation Philosophy

           The Company's executive compensation program is designed to attract, motivate and retain key executives for the management and long term success of the Company.

           Compensation programs include salary and incentive plans. Such plans are reviewed on an annual basis to evaluate the relevance of the plan to both Company and industry circumstances. The goals of the annual compensation programs include objective evaluation of management performance and relating total compensation to the success of the Company.

           The Company's executive compensation programs have three principal components: base salary, incentive compensation awards and stock option grants. Salary levels reflect performance against stated goals, the amount of responsibility assumed in each position and the overall results of the Company. The type and amount of incentive compensation is a function of the performance of both Company and individual participants in the particular plan. Such compensation is directly linked to the Company's financial performance through a cash based variable incentive component and is linked to the growth in the value of the Company's stock through a stock option program. In principle, incentive compensation is considered the premier method of creating total commitment of participants to the success of the Company in the long term. The Compensation Committee believes these components collectively provide an appropriate relationship between an executive's compensation and the Company's financial performance.


Compensation

           The Compensation Committee reviews the performance of the chief executive officer and other officers of the Company annually. The Compensation Committee makes recommendations to the Board with respect to salaries and awards to be made under the Management Incentive Compensation Plan. The Compensation Committee also determines recipients and the number of shares to be covered by option grants under the 1972 Stock Option Plan and the Equity Incentive Plan to all employees, including officers. Salaries, incentive compensation and stock option grants for executive officers are determined by evaluating the performance of the

                                      (20)
individuals reviewed and their contributions to the performance of the Company, their responsibilities, experience and potential, their period of service at current salary and compensation practices for comparable positions at other companies. Financial results, nonfinancial measures and the chief executive officer's evaluation of other executive officers are considered.

           In April 1995, Mr. Spalliero assumed the duties of President and Chief Executive Officer of the Company in addition to his duties as President and Chief Executive Officer of Tanon, with no change in his annual salary of $240,000 paid in accordance with his Employment Agreement with Tanon. In addition, Mr. Spalliero earned a bonus in 1995 of $150,000 for meeting certain goals, including consolidating Tanon's operations with the Company's and achieving ISO certification.

           In order to attract and retain the services of experienced and independent non-employee directors and in light of the implementation of the moratorium on directors' fees, the Board of Directors and shareholders approved the Non-Employee Directors Plan for Non-Employee Directors.

Incentive Compensation Plan

           Under the Company's Management Incentive Compensation Plan, cash awards may be granted if and to the extent that predetermined goals with respect to Company performance, business unit performance and/or individual performance are met. No awards were granted for the fiscal year ended December 31, 1995.

Stock Option Program

           One of the primary purposes of the Company's stock option program is to provide additional incentives to employees to work toward improving the Company's performance and, in turn, maximize shareholder value. The option program also utilizes vesting periods to encourage key employees to continue in the employ of the Company.

           The Company has not recently made incentive compensation awards under the Management Incentive Compensation Plan. The grant of stock options is a means for the Company to provide incentives to attract and retain executives and other employees.

                                                     1995 COMPENSATION COMMITTEE

                                                                 Bruce P. Murray
                                                              Seth Joseph Antine


                     TRANSACTIONS WITH MANAGEMENT AND OTHERS


           Milo Loan. On September 15, 1994, Charles A. Milo borrowed $160,000 from the Company. The loan was repayable interest only, monthly, at the prime rate plus 2.25%, with the principal being due, in full, on September 15, 1996. The loan was secured by a pledge of 31,000 shares of the Company's Common Stock which Mr. Milo owns jointly with his wife. On February 2, 1995, pursuant to the terms of the Separation Agreement with Mr. Milo, such loan was cancelled by the Company with Mr. Milo having no further liability thereunder.

           Milo Employment Agreement and Separation Agreement. Mr. Milo entered into an Employment Agreement with the Company dated as of November 15, 1993 (the "1993 Agreement") pursuant to which he served as President and Chief Executive Officer of the Company. The 1993 Agreement, which superseded a March 1993 Employment Agreement between Mr. Milo and the Company, provided for a two year term and an annual salary of $160,000. During the term of his employment by the Company, Mr. Milo was eligible to

                                      (21)
participate in the Company's Management Incentive Compensation Plan and other benefits plans, as provided by the Company from time to time subject to eligibility standards which apply to other officers of the Company. The Company was obliged to provide living accommodations to Mr. Milo in the West Long Branch, New Jersey area. From January 20, 1994 until July 15, 1994, Mr. Milo voluntarily reduced his annual compensation by 50% to $80,000 in connection with a cost containment program undertaken by the Company pursuant to which the compensation of most employees was reduced by 20%. On July 15, 1994, Mr. Milo's annual salary was raised to $128,000 or 80% of his base salary. Under the terms of a 1992 employment agreement between Mr. Milo and the Company, Mr. Milo was also entitled to receive a $50,000 bonus and options to purchase 5,000 shares of the Company's stock in May 1995.

           On February 2, 1995, pursuant to negotiations which had commenced in November, 1994, Charles A. Milo resigned as President and director of the Company to pursue other interests. On that date, the Company entered into a separation agreement with Mr. Milo (the "Separation Agreement") pursuant to which (i) the Company agreed to pay him his regular compensation as an employee through March 31, 1995, (ii) Mr. Milo was deemed to have earned his $50,000 bonus, which was payable in four equal installments through March 31, 1995,
(iii) the loan to Mr. Milo by the Company on September 15, 1994 in the principal amount of $160,000 was cancelled with Mr. Milo having no further liability thereunder, (iv) the Company paid to Mr. Milo a $10,000 fee for services to be rendered in connection with the closure or sale of the Company's Mexican facility, and (v) the exercise period for certain options held by Mr. Milo and his wife was extended to September 30, 1995. Mr. Milo agreed to limit the sale of his shares of Common Stock in the Company during the two calendar quarters following his resignation to 100,000 shares per each quarter and to limit the sale of his Shares of Company Common Stock during the next six calendar quarters to those shares which he is eligible to sell pursuant to Rule 144. After such period, there will be no further restrictions on the sale of his shares.

           The Company also entered into a lease with Charles A. Milo and Loretta Milo for 33,120 square feet of office, manufacturing and warehouse space in Tucson, Arizona for a term of five years, commencing June 1, 1992. The current monthly rental is $15,235. The Company has an option to extend the term of the lease for an additional five year period. The Tucson facility has been closed and the Company established a reserve for the remaining rent as part of a 1994 restructuring charge.

           Michigami Settlement Agreement. In April 1995, Michael M. Michigami resigned from his position as President and Chief Executive Officer of the Company. On October 17, 1995, Mr. Michigami entered into a Settlement Agreement and Mutual Release with the Company, pursuant to which, among other things, the Company paid Mr. Michigami $66,000 in settlement of certain claims.

           Wolter Separation Agreement. Effective February 22, 1996, Jonathan Wolter entered into a Separation Agreement with Tanon pursuant to which, among other things, Mr. Wolter resigned from his position as Vice President and Chief Financial Officer of Tanon and Tanon agreed to pay Mr. Wolter's salary through October 31, 1996.

           Consulting Agreement with Irwin L. Gross. The Company entered into an agreement with Irwin L. Gross in March 1994 pursuant to which Mr. Gross will provide consulting services and financial advice, for a term of five years ending March 1999. In consideration for such services Mr. Gross received a warrant to purchase 262,000 shares of the Company's Common Stock exercisable 50% on the first anniversary and 50% on the second anniversary of the date of grant at a price of $2.77 per share until March 21, 1999. The closing price of the Company's Common Stock on the date of grant was $3.25, as reported on the NYSE.

           Directors' Compensation. For information with respect to the Company's agreements to pay stipends to certain directors in consideration for their extraordinary services to the Company, see "Election of Directors -- Compensation of Directors."

           Tanon Acquisition and Related Agreements. On January 4, 1995, the Company acquired Tanon pursuant to a certain acquisition agreement. Tanon was merged with a newly-formed wholly-owned subsidiary of the

                                      (22)

Company and the Company issued 1,538,462 shares of Common Stock of the Company with an appraised value of $13,077,000 in exchange for all of the remaining outstanding shares of Common Stock of Tanon. Of such shares, Joseph R. Spalliero received 992,259 shares of Common Stock of Company in exchange for 1,090,000 shares of Tanon Common Stock. Mr. Spalliero's children received an aggregate of 18,204 shares of Company Common Stock in exchange for 20,000 shares of Tanon Common Stock. In addition, the Company granted to certain option holders of Tanon, in exchange for their options to purchase Tanon capital stock, options to purchase approximately 201,000 shares of Company Common Stock at a weighted average exercise price of $1.05 per share with an appraised value of $1,383,000. Of such options (i) Mr. Spalliero and his children received fully vested options to purchase an aggregate of 7,553 shares at an exercise price of $0.99 per share in exchange for their options to purchase shares of Tanon capital stock, and
(ii) Jonathan R. Wolter received options to purchase 9,103 shares of Common Stock at an exercise price of $1.25 per share vesting proportionately over 3 years.

           Upon consummation of the acquisition of Tanon, the Company, through its wholly-owned subsidiary, Tanon, entered into an Employment Agreement with Joseph R. Spalliero (formerly the Chairman and President of Tanon), pursuant to which Mr. Spalliero has been engaged as the Chief Operating Officer of Tanon to serve for a term commencing on January 4, 1995 and ending on January 3, 1997. Mr. Spalliero will receive an annual base salary of $240,000. In addition, the Company granted to Mr. Spalliero, at closing, incentive and non-incentive stock options to acquire an aggregate of 350,000 shares of Common Stock of the Company at an exercise price equal to $8.625 per share, which was the fair market value on January 4, 1995, the date of grant with respect to 305,000 shares, and $9.49 per share, which was 110% of the fair market value with respect to 45,000 shares on January 4, 1995, the date of grant. Such options will vest proportionately over three years. Mr. Spalliero also received a signing cash bonus of $300,000 upon execution and delivery of his Employment Agreement and earned a bonus of $150,000 during 1995 under such Employment Agreement.

           In connection with the Tanon acquisition, the Company loaned Mr. Spalliero, the Chief Operating Officer of Tanon, $1,000,000 for a 30-month term with interest fixed at the applicable Federal rate and accruing and due together with principal at the end of the 30-month term. Such loan is non-recourse and is secured solely with 192,300 shares of Common Stock of the Company acquired by Mr. Spalliero upon consummation of the Tanon Acquisition Agreement. Also, upon closing, the Company indemnified Mr. Spalliero and his wife, Patricia Spalliero, for certain outstanding indebtedness of Tanon set forth on Tanon's balance sheet dated November 26, 1994, which indebtedness had been personally guaranteed by Mr. and Mrs. Spalliero.

           In January 1995, the Company granted to Jonathan R. Wolter, former Treasurer and Vice President, finance, incentive and non-incentive stock options to acquire an aggregate of 75,000 shares of Common Stock of the Company at an exercise price of $8.625 per share, which was the fair market value on January 4, 1995, the date of grant. Such options vest proportionately over four years.

           BarOn Investment. On January 16, 1995, the Company acquired a 25.01% equity interest in BarOn Technologies Ltd. ("BarOn"), a privately-owned Israeli corporation based in Haifa, Israel (the "BarOn Investment"), which percentage was increased to 33-1/3% on September 30, 1995 upon the Company's election to acquire an additional equity interest of 8.33%. BarOn is a development stage company engaged in the research and development of a computer input device that can directly digitize handwriting in a variety of languages, from any surface. Messrs. Murray and Seshens received compensation for services in connection with the BarOn Investment and the acquisition of Tanon. In addition, BarOn has agreed to pay Mr. Seshens, a director of the Company, annual compensation of $75,000 for consulting services which commenced in 1995, during which year Mr. Seshens earned $37,500. See "Election of Directors -- Compensation of Directors."

           Joint Venture with IAI. The Company, through a 52.3% owned Israeli subsidiary, Electronic Associates Technologies Israel, Ltd. ("EATI"), has entered into a Joint Venture Agreement ("JVA") with Israel Aircraft Industries, Ltd., an Israel government corporation ("IAI"), to review, develop, and exploit certain non-military, non-classified technological applications ("Applications") developed by IAI. The transaction was consummated on August 8, 1995.

                                      (23)

           To implement the JVA, in early August, 1995, the Company entered into a Preincorporation Agreement to form EATI, the joint venture partner intended to own 50.1% of the joint venture ("ITI") formed pursuant to the JVA. IAI owns 49.9% of ITI. Under the Preincorporation Agreement, EATI is owned as follows:
(a) the Company owns a 52.3% interest as referenced above, (b) certain Israeli persons own an aggregate 25.2% interest, (c) Mark S. Hauser, nominee for director of the Company, owns a 15% interest, (d) Irwin L. Gross, Chairman of the Board and a director of the Company, owns a 5% interest, and (e) Broad Capital Associates owns a 2.5% interest. See "Consulting Agreement with Broad Capital" below.

           The equity interests in EATI were issued for an aggregate consideration of $10,000 paid by the shareholders in proportion to their equity interests in Partner. In addition, the Company and the Israeli citizens have loaned $6.3 million and $1.575 million, respectively, to EATI. Of such funds, $7.5 million has been invested by EATI in ITI to be used solely for working capital purposes. The remaining $375,000 will be used by EATI for working capital purposes.

           The JVA provides that ITI will review and evaluate Applications developed by IAI, which are in various stages of development. To review and evaluate the Applications, an investment committee ("Investment Committee") comprised of seven persons has been formed. EATI selected four of the seven members of the Investment Committee. If an Application is selected for development and exploitation, an entity will be formed ("Licensee") in which EATI will own a 50% interest and IAI will own a 50% interest, and IAI will grant such Licensee a perpetual, royalty free license for such Application. The Investment Committee will prepare a business plan to exploit each Application selected, including a funding plan. The Company will be primarily responsible to raise the funds necessary to exploit the Application selected. However, the Company will not be under any obligation to raise any funds for such purpose unless and until the Investment Committee selects an Application for exploitation. In the event the Company is unable to raise the funds necessary to exploit any Application which the Investment Committee selects, IAI can terminate the JVA. The JVA can also be terminated under certain other circumstances. To date, the Investment Committee has selected one Application for development and exploitation ("Vista").

           Vista is a system for the automatic inspection of manufactured parts, capable of detecting defects as small as 20 microns. The preliminary business plan for Vista requires funding of $1,000,000. Consistent with the terms of the JVA, the Company is considering raising funds for Vista through a variety of methods including combination of sales of Vista equity interests and borrowings by Vista. There can be no assurance that the Company will be successful in its efforts to raise such funds, in which case the Company will be obligated to fund the $1,000,000 through its own resources or lose its investment in ITI.

           To fund its obligations under the Preincorporation Agreement, on August 3, 1995 the Company sold 1,458,333 shares of its Common Stock at a price of $4.80 per share for an aggregate of $7.0 million to five Israeli persons, three of whom are shareholders in EATI. The purchase agreements pursuant to which the shares were sold contain an adjustment provision which required the issuance of additional shares in the event that the average closing price of the Common Stock for a certain period of time was less than the offering price in the offering. Such adjustment provision was triggered, and accordingly, the Company issued an aggregate of 59,281 additional shares to the five Israeli persons for no additional consideration. The proceeds from the offering were placed in escrow and were released upon the execution of the JVA. The balance of $700,000 remaining from the sale of 1,458,333 shares after funding the Company's obligations under the Preincorporation Agreement will be used by the Company for working capital purposes.

           In connection with consulting services related to ITI which Mark S. Hauser, a director of the Company, provided to the Company, on July 19, 1995 the Company granted Mr. Hauser options to acquire 100,000 shares of Common Stock pursuant to the Company's Equity Incentive Plan at an exercise price of $8.1875, the fair market value as of the date of grant. Such options vest and are exercisable 33-1/3% on the date of grant, 33-1/3% on the first anniversary of the date of grant and 33-1/3% on the second anniversary of the date of grant. Also, in connection with consulting services related to ITI which Mr. Hauser provided to EATI, in September 1995,

                                      (24)

EATI agreed to pay Mr. Hauser $100,000, payable in four equal quarterly installments, as a fee for such consulting services.

           Option Grants to Irwin L. Gross. On May 17, 1994, Mr. Gross was granted an option under the Company's Equity Incentive Plan for 1,000,000 shares at an exercise price of $4.44 per share, which was the fair market value at the date of grant. See "Compensation of Executive Officers -- Equity Incentive Plan." On July 12, 1995, Mr. Gross was granted an additional option under the Equity Incentive Plan for 1,000,000 shares, at an exercise price of $7.25 per share, which was the fair market value at the date of grant, exercisable at the rate of 10% per year, cumulatively.

           Consulting Agreement with Broad Capital. In January 1995, the Company entered into a consulting agreement with Broad Capital Associates, a financial consulting and advisory company in which Murray Huberfeld and David Bodner are principals. Broad Capital Associates was engaged to provide financial consulting services to the Company. Such agreement was amended on April 27, 1995 to expand the services of Broad Capital Associates, cancel the options originally granted by the Company in consideration for such services, and to grant new options to Broad Capital Associates for such services. Accordingly, on April 27, 1995, the Company granted to Broad Capital Associates options to acquire 375,000 shares of Common Stock of the Company at an exercise price of $8.1875 per share, which price was equal to the fair market value on the date of grant. In addition, as additional consideration for Broad Capital Associates services, on July 5, 1995 the Company granted Broad Capital Associates options to purchase 425,000 shares of Common Stock of the Company pursuant to the Company's Equity Incentive Plan at an exercise price of $8.125 per share, the fair market value on the date of the grant. Originally, such options vested and were exercisable 33-1/3% on the date of grant, 33-1/3% on the first anniversary of the date of grant, and 33-1/3% on the second anniversary of the date of grant. Such options were subsequently amended to an exercise price of $4.50 per share and made currently exercisable, provided that such amended options were exercised prior to March 1, 1996. On November 21, 1995, Broad Capital Associates exercised its option to purchase 200,000 of the July options at $4.50 per share. In consideration for such exercise, the exercise period for the options to purchase the remaining 225,000 shares were extended for an additional period of six months and the exercise price was changed to $5.00 per share.

                                      (25)

                                   PROPOSAL 2

      PROPOSAL TO AMEND THE COMPANY'S EQUITY INCENTIVE PLAN TO INCREASE THE SHARES RESERVED FOR ISSUANCE UNDER SUCH PLAN FROM 6,000,000 TO 9,000,000.


           On May 17, 1994, the Board of Directors adopted the Company's Equity Incentive Plan, which was approved by the shareholders of the Company at the Special Meeting of Shareholders held on June 28, 1994.

           The purpose of the Equity Incentive Plan is to enhance the Company's ability to recruit, attract, retain and reward directors, officers, employees and consultants. The Equity Incentive Plan provides for the granting of awards ("Awards") to directors (whether or not employees), officers, employees and consultants in the form of stock options, stock appreciation rights ("SARs"), restricted stock awards ("Restricted Stock Awards") and deferred stock awards ("Deferred Stock Awards"). The variety of awards authorized by the Plan gives the Company flexibility to adapt the Company's compensation practices as the business environment in which it operates changes.

           A total of 3,000,000 shares of Common Stock was reserved initially for issuance under this plan which amount was increased to 6,000,000 pursuant to an amendment to increase the authorized shares for issuance under this Plan by 3,000,000 approved by the Shareholders at the 1995 Annual Meeting of Shareholders held on October 12, 1995. Options for 6,550,799 shares (net of cancellations and repurchases and including options for 550,799 shares which were granted subject to shareholders' approval of an increase in the number of shares reserved for issuance under this Plan) have been granted.

           On April 12, 1996 the Company's Board of Directors approved an amendment to the Equity Incentive Plan, subject to shareholder approval, to increase the number of shares of the Company's Common Stock reserved for issuance under this Plan by 3,000,000 shares, from 6,000,000 shares to 9,000,000 shares.

           In approving the amendment to increase the number of shares reserved for issuance under the Equity Incentive Plan, the Board considered the importance to the Company and its shareholders of the ability to grant different types of awards as an incentive to attract and retain directors, executive and other employees.

           The summary of the Equity Incentive Plan set forth below is qualified by reference to the full text thereof which is attached hereto as Appendix I.

           Administration. The Equity Incentive Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee determines the recipients of awards under the Plan, the times at which Awards are made and the terms of each Award. In its discretion, the Board of Directors may elect to administer all or any aspects of the Plan and to perform any of the duties or exercise any of the rights delegated or granted to the Committee under the terms of the Plan; provided, however, that the Board may not make such election if the election would result in the failure of the Plan to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 at a time at which the Plan would otherwise be in compliance with such rule. Any determinations and actions of the Committee (or the Board as the case may be), are conclusive and binding on all parties.

           Effective Date and Term of Plan. The Plan was deemed effective on May 17, 1994, the date on which it was adopted by the Board of Directors, following the Plan's approval by the Shareholders on June 28, 1994. The Plan will terminate ten (10) years after the effective date of the Plan, subject to earlier termination by the Board. No Award may be granted under the Plan after the termination date, but Awards previously granted may extend beyond such date.

                                      (26)

           Eligibility. All employees of the Company and its subsidiaries and other persons or entities who, in the opinion of the Committee are in a position to make a significant contribution to the success of the Company or its subsidiaries, including non-employee directors of and consultants to the Company or its subsidiaries, are eligible to participate in the Plan.

           Nature of Options. Both "incentive stock options," as defined in
Section 422 of the Code (referred to herein as "ISOs") and non-incentive stock options may be granted under the Plan. ISOs may be awarded only to employees of the Company or its subsidiaries.

           Option Price. The exercise price of each option is determined by the Committee, but in the case of an ISO it shall not be less than 100% (110% in the case of an ISO granted to a ten (10%) percent shareholder) of the fair market value of the Common Stock on the date the option is granted.

           Period of Option. The term of an option shall not exceed ten (10) years (five (5) years in the case of an ISO granted to a ten (10%) percent shareholder) from the date the option was granted.

           Exercise of Options. Options become exercisable at such time or times, and on and subject to such conditions, as the Committee may specify. No options are exercisable unless and until the shares underlying such options are listed on the New York Stock Exchange or such other exchange or quotation system on which the Common Stock is then listed or quoted. Subject to the conditions relating to the trading price of the Common Stock and the listing of the Common Stock described above, the Committee may at any time and from time to time accelerate the time at which all or any part of an option may be exercised.

           Payment. Full payment for shares purchased pursuant to an exercise of an option are made at the time of the exercise of the option in cash or such other form of consideration as the Committee may approve, including, without limitation, delivery of shares of Common Stock.

           Stock Appreciation Rights. An SAR is an Award entitling the recipient to receive payment in cash and/or Common Stock, determined in whole or in part by reference to appreciation in the value of a share of Common Stock. In general, an SAR entitles the recipient to receive, with respect to each share as to which the SAR is exercised, the excess of the fair market value of a share of Common Stock on the date of exercise over the fair market value of a share of Common Stock on the date the SAR was granted. The Committee may, however, provide at the time of grant that the amount the recipient is entitled to receive will be adjusted upward or downward under rules established by the Committee to take into account the performance of the Company's Common Stock in comparison with the performance of other stocks or an index or indices of other stocks.

           Grant of SARs. SARs are granted in tandem with, or independently of, options granted under the Plan. An SAR granted in tandem with an option which is not an ISO is granted either at or after the time the option is granted. An SAR granted in tandem with an ISO is granted only at the time the option is granted.

           Exercise of SARs. An SAR not granted in tandem with an option will become exercisable at such time or times, and on such conditions, as the Committee may specify. An SAR granted in tandem with an option will be exercisable only at such times, and to the extent, that the related option is exercisable. An SAR granted in tandem with an ISO may be exercised only when the market price of the shares subject to the option exceeds the exercise price of such option. The Committee may at any time and from time to time accelerate the time at which all or part of the SAR may be exercised.

           Restricted Stock Awards. A Restricted Stock Award entitles the recipient to acquire shares of Common Stock, subject to certain restrictions or conditions, for no cash consideration, if permitted by applicable law, or for such other consideration as determined by the Committee. The Award is subject to such restrictions, conditions and forfeiture provisions as the Committee may determine, including, but not limited to, restrictions on transfer, continuous service with the Company or any of its subsidiaries, achievement of business objectives, and individual, unit and Company performance. Subject to such restrictions, conditions and forfeiture provisions as may be

                                      (27)
established by the Committee, any participant receiving an Award has all the rights of a shareholder of the Company with respect to shares of Restricted Stock, including the right to vote the shares and the right to receive any dividends thereon.

           Deferred Stock Awards. A Deferred Stock Award entitles the recipient to receive shares of Common Stock to be delivered in the future. Delivery of the shares takes place at such time or times, and on such conditions, as the Committee specifies. The Committee may at any time accelerate the time at which delivery of all or any part of the shares will take place.

           Transfers of Awards. No Award (other than an Award in the form of an outright transfer of cash or stock) may be assigned, pledged or transferred other than by will or by the laws of descent and distribution and during a participant's lifetime is exercisable only by the participant or, in the event of a participant's incapacity, his or her guardian or legal representative.

           Adjustments. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution to holders of Common Stock other than normal cash dividends, after the effective date of the Equity Incentive Plan, the Committee makes any appropriate adjustments to the maximum number of shares that may be delivered under the Plan and to any participant. In the event of any such occurrence, the Committee also makes any appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. The Committee also makes adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan.

           Mergers, Etc. In the event of any merger or consolidation involving the Company, any sale of substantially all of the Company's assets or any other transaction or series of related transactions as a result of which a single person or several persons acting in concert own a majority of the Company's then outstanding stock (such merger, consolidation, sale or other transaction being hereinafter referred to as a "Transaction"), all outstanding options and SARs will become immediately exercisable and each outstanding share of Restricted Stock and each outstanding Deferred Stock Award shall immediately become free of all restrictions and conditions. Upon consummation of the Transaction, all outstanding options and SARs will terminate and cease to be exercisable. These provisions do not apply, however, to any Transaction as a result of which (a) the holders of Common Stock prior to the Transaction retain or acquire securities constituting a majority of the outstanding voting Common Stock of the acquiring or surviving corporation or other entity and (b) no single person owns more than half of the outstanding voting Common Stock of the acquiring or surviving corporation or other entity.

           In lieu of the foregoing, if there is an acquiring or surviving corporation or entity, the Committee may by vote of a majority of the members of the Committee who are Continuing Directors (as defined below), arrange to have such acquiring or surviving corporation or entity or an affiliate thereof grant to participants holding outstanding Awards replacement Awards which, in the case of ISOs, satisfy, in the determination of the Committee, the requirements of
Section 425 (e) of the Code. The term "Continuing Director" means any director of the Company who (i) is not an Acquiring Person (as defined in the Plan) or an affiliate of an Acquiring Person and (ii) either was (a) a member of the Board of Directors on May 17, 1994 or (b) nominated for his or her initial term of office by a majority of the Continuing Directors at the time of such nomination.

           Amendments and Termination. The Committee has the authority to make such amendments to any terms and conditions applicable to outstanding Awards as are consistent with the Plan provided that no such action will modify an Award in a manner adverse to the participant without the participant's consent, except as such modification is provided for or contemplated in the terms of the Award. The Board may amend, suspend or terminate the Plan without shareholder approval.


                                      (28)

           Certain Federal Income Tax Consequences of the Equity Incentive Plan. The following description of certain Federal income tax consequences of the Equity Incentive Plan is based upon current statutes, regulations and interpretations and does not include State or local income tax consequences applicable to a person who receives a stock option under the Equity Incentive Plan.

           Neither the option holder nor the Company incurs any Federal income tax consequences as a result of the grant of an option under the Equity Incentive Plan.

           Upon the exercise of a Non-Qualified Option, the difference between the exercise price and the fair market value of the shares on the Income Recognition Date (defined below) is taxable as ordinary income to the option holder as of such Income Recognition Date. The Income Recognition Date for shares received upon exercise of a Non-Qualified Option under the Equity Incentive Plan is the date of exercise (except in the case of persons subject to Section 16(b) of the Securities Exchange Act of 1934, in which case the Income Recognition Date is generally the later of the date of exercise or the date six
(6) months after the date of grant, unless the option holder elects to recognize income as of the exercise date).

           At the time of a subsequent sale of any shares of Common Stock obtained upon the exercise of a Non-Qualified Option under the Equity Incentive Plan, any gain or loss generally will be a capital gain or loss to the option holder. Such capital gain or loss will be long-term gain or loss if the sale occurs more than one (1) year after the Income Recognition Date and short-term capital gain or loss if the sale occurs one (1) year or less after the Income Recognition Date.

           The Company is entitled to a deduction for Federal income tax purposes at the same time and in the same amount that the holder of a Non-Qualified Option recognizes ordinary income, to the extent that such income is considered reasonable compensation under the Code, and provided that the Company properly withholds taxes in respect of the exercise. The Company is not, however, entitled to a deduction with respect to any payment that constitutes an "excess parachute payment" pursuant to Section 280G of the Code and does not qualify as reasonable compensation pursuant to that Section. Such payments subject a participant in the Plan to a 20% excise tax.

           An option holder will not recognize any income, and the Company will not be entitled to a deduction, upon the exercise of an ISO during the option holder's employment with the Company or within three (3) months after termination of employment (or longer in the event of termination by reason of death or disability); however, in certain circumstances, upon the exercise of an ISO, the option holder may be subject to the alternative minimum tax.

           Assuming that the option holder does not dispose of the shares received within the "incentive stock option holding period", which is both two
(2) years after the ISO was granted and one (1) year after the transfer of shares upon exercise of an ISO, any gain recognized by the option holder on the sale or exchange of the shares will be treated as long-term capital gain and any loss sustained will be a long-term capital loss. If the shares acquired upon exercise of an ISO are disposed of before the end of the incentive stock option holding period, the disposition may cause the option holder to recognize ordinary income.

           A participant who has been awarded Restricted Stock does not recognize taxable income at the time of the award (except in cases where an award of Common Stock is made without the imposition of transfer or forfeiture restrictions, in which case the recipient will recognize ordinary income and the Company will be entitled to a corresponding deduction as described below). At the time any transfer or forfeiture restrictions applicable to the Restricted Stock award lapse, the recipient recognizes ordinary income and the Company is entitled to a corresponding deduction equal to the excess of the fair market value of such stock at such time over the amount paid therefor (if any), provided that the Company properly withholds taxes at that time. Any dividends paid to the recipient on the Restricted Stock at or prior to such time is ordinary compensation income to the recipient and deductible as such by the Company.

                                      (29)

           A participant who is granted a Deferred Stock Award does not recognize ordinary income at the time of the Award. At the time that all of the conditions to the receipt of the Common Stock subject to the Award are satisfied, the recipient recognizes ordinary income and the Company is entitled to a corresponding deduction equal to the excess of the fair market value of such stock at such time over the amount paid therefor (if any), provided the Company properly withholds taxes at that time.

           There are no Federal income tax consequences either to the employee or the Company upon the grant of SARs. The amount of any cash (or the fair market value of any Common Stock) received by the holder upon the exercise of SARs under the Plan will be subject to ordinary income tax in the year of receipt and the Company is entitled to a deduction for such amount, provided that the Company properly withholds taxes in respect of the exercise.

           Vote Required. The increase in the number of shares reserved for issuance under the Equity Incentive Plan requires the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock entitled to vote thereon.

           The Board of Directors recommends a vote FOR Proposal 2.


                                      (30)

                                   PROPOSAL 3

          RATIFICATION OF SELECTION OF ARTHUR ANDERSEN LLP AS AUDITORS


           The Company's Board of Directors has selected Arthur Andersen LLP, independent certified public accountants ("Arthur Andersen"), as auditors of the Company's financial statements for the current fiscal year. Arthur Andersen have acted as auditors of the Company since 1967.

           The Board has determined to afford shareholders the opportunity to express their opinion on the matter of auditors, and accordingly is submitting to the Annual Meeting of Shareholders a proposal to ratify the Board's selection of Arthur Andersen. Failure of the shareholders to ratify the selection of Arthur Andersen will be interpreted as an instruction to seek other auditors.

           Representatives of Arthur Andersen are expected to be present at the Annual Meeting of Shareholders and will be given the opportunity to make a statement if they so desire and to answer appropriate questions.

           Vote required. The proposal to ratify the Board's selection of Arthur Andersen as auditors will be adopted if approved by the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock entitled to vote thereon.

           The Board of Directors recommends a vote FOR Proposal 3.



                      OTHER MATTERS WHICH MAY BE PRESENTED
                            FOR ACTION AT THE MEETING

           The management is not aware that any matter other than those specifically set forth in the Notice of Annual Meeting of Shareholders is to be presented for action at the 1996 Annual Meeting. If any other matter is properly presented for action at the meeting, it is the intention of the persons named in the enclosed form of proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

       REPORTS UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

           Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

           To the best of the Company's knowledge, based solely on a review of Forms 3, 4 and 5 and written representations filed with the Company, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% beneficial owners were complied with, except that the following named directors, officers or beneficial owners of more than 10% of the Common Stock of the Company made the following number of late filings of reports required by Section 16(a) of the Exchange Act (each report related to a single transaction) during the fiscal year ended December 31, 1995: Irwin Gross (1).

                                      (31)

                SHAREHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

           Any shareholder who wishes to present a proposal for action at the Annual Meeting of Shareholders for 1997 and who wishes to have it set forth in the Company's Proxy Statement in accordance with the rules of the Securities and Exchange Commission must submit such proposal so that it is received at the Company's principal executive offices no later than November 30, 1996.

                                  MISCELLANEOUS

           The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph, by certain of the Company's directors, officers and a group of management employees who will not receive any extra compensation for such solicitation other than out-of-pocket expenses, and by the American Stock Transfer & Trust Company which has been engaged to assist the Company in the solicitation of proxies. The cost of solicitation (excluding customary out-of-pocket expenses) is included in the monthly fees of approximately $800 paid by the Company to the American Stock Transfer & Trust Company for services as transfer agent for the Company's Common Stock.

           This Proxy Statement is either accompanied by or has been preceded by the mailing of the Company's Annual Report on Form 10-K, which constitutes the Company's Annual Report to Shareholders. The Annual Report, however, is not to be considered proxy soliciting material nor in any way a part of this Proxy Statement.

           The Company will provide without charge to each person solicited by the Proxy Statement, on the written request of such person, an additional copy of the Company's Annual Report on Form 10-K, including the financial statements and schedules thereto, filed with the Securities and Exchange Commission for its most recent year. Such written requests should be directed to the attention of Karin Gaskill at the address of the Company appearing on the first page of this Proxy Statement.

- -------------------------------------------------------------------------------
                                    IMPORTANT
                   Please sign, date and mail your Proxy Card.
- -------------------------------------------------------------------------------

                                            By order of the Board of Directors.



                                            Richard P. Jaffe, Secretary
West Long Branch, New Jersey
April 29, 1996

                                      (32)

                                                                      APPENDIX I

                           1994 EQUITY INCENTIVE PLAN

1.         PURPOSE

           The purpose of this 1994 Equity Incentive Plan (the "Plan") is to advance the interests of EA Industries, Inc. (the "Company") and its subsidiaries by enhancing the ability of the Company to (i) attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries;
(ii) reward such persons or entities for such contributions; and (iii) encourage such persons or entities to take into account the long-term interest of the Company through ownership of shares ("Shares") of the Company's Common Stock ("Stock").

           The Plan is intended to accomplish these goals by enabling the Company to grant awards ("Awards") in the form of Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock, all as more fully described below.

2.         ADMINISTRATION

           The Plan will be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee will determine the recipients of Awards, the times at which Awards will be made and the size and type or types of Awards to be made to each recipient and will set forth in such Awards the terms, conditions and limitations applicable to it. Awards may be made singly, in combination or in tandem. The Committee will have full and exclusive power to interpret the Plan, to adopt rules, regulations and guidelines relating to the Plan, to grant waivers of Plan restrictions and to make all of the determinations necessary for this administration. In its discretion, the Board of Directors may elect to administer all or any aspects of the Plan and to perform any of the duties or exercise any of the rights delegated or granted to the Committee under the terms of the Plan; provided, however, that the Board may not make such election if the election would result in the failure of the Plan to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), at a time at which the Plan would otherwise be in compliance with such rule. Such determinations and actions of the Committee (or the Board as the case may be), and all other determinations and actions of the Committee (or the Board as the case may be) made or taken under authority granted by any provision of the Plan, will be conclusive and binding on all parties. Nothing in this paragraph shall be construed as limiting the power of the Committee to make adjustments under Section 11 or to amend or terminate the Plan under Section 16.

3.         EFFECTIVE DATE AND TERM OF PLAN

           Subject to the approval of the Plan by the Company's shareholders*, the Plan will be deemed effective on May 17, 1994. Grants of Awards under the Plan may be made prior to the receipt of shareholder approval, subject to such approval of the Plan.

           The Plan will terminate ten (10) years after the effective date of the Plan, subject to earlier termination of the Plan by the Board pursuant to
Section 16. No Award may be granted under the Plan after the termination date of the Plan, but Awards previously granted may extend beyond that date.

- --------
* Approved by the shareholders on June 28, 1994.

4.         SHARES SUBJECT TO THE PLAN

           Subject to adjustment as provided in Section 11 below, the maximum aggregate number of Shares of Stock that may be delivered for all purposes under the Plan shall be six million (6,000,000).*

           If any Award requiring exercise by the Participant for delivery of Stock is canceled or terminates without having been exercised in full, or if any Award payable in Stock or cash is satisfied in cash rather than Stock, the number of Shares of Stock as to which such Award was not exercised or for which cash was substituted will be available for future grants of Stock except that Stock subject to an Option canceled upon the exercise of an SAR shall not again be available for Awards under the Plan unless, and to the extent that, the SAR is settled in cash. Likewise, if any Award payable in Stock or cash is satisfied in Stock rather than cash, the amount of cash for which such Stock was substituted will be available for future Awards of cash compensation. Shares of Stock tendered by a Participant or withheld by the Company to pay the exercise price of an Option or to satisfy the tax withholding obligations of the exercise or vesting of an Award shall be available again for Awards under the Plan, but only to Participants who are not subject to Section 16 of the Exchange Act. Shares of Restricted Stock forfeited to the Company in accordance with the Plan and the terms of the particular Award shall be available again for Awards under the Plan unless the Participant has received the benefits of ownership (within the applicable interpretation under Rule 16b-3 under the Exchange Act), in which case such Shares may only be available for Awards to Participants who are not subject to Section 16 of the Exchange Act.

           Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional Shares of Stock will be delivered under the Plan and the Committee shall determine the manner in which fractional share value will be treated.

5.         ELIGIBILITY AND PARTICIPATION

           Those eligible to receive Awards under the Plan ("Participants") will be persons in the employ of the Company or any of its subsidiaries ("Employees") and other persons or entities who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries, including non-employee directors of the Company or a subsidiary of the Company and consultants to the Company or a subsidiary of the Company. A "subsidiary" for purposes of the Plan will be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

6. OPTIONS

           a. Nature of Options. An Option is an Award entitling the Participant to purchase a specified number of Shares at a specified exercise price. Both "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (referred to herein as an "ISO") and non-incentive stock options may be granted under the Plan. ISOs may be awarded only to Employees.

           b. Exercise Price. The exercise price of each Option shall be determined by the Committee, but in the case of an ISO shall not be less than 100% (110% in the case of an ISO granted to a ten (10%) percent shareholder) of the Fair Market Value of a Share at the time the ISO is granted. For purposes of this Plan, "Fair Market Value" shall have the same meaning as it does in the provisions of the Code and the regulations thereunder applicable to ISOs. For purposes of this Plan, "ten-percent shareholder" shall mean any Employee who at the time of grant owns directly, or is deemed to own by reason of the attribution rules set forth in Section 424(d) of the Code, Stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries.

- --------
*Approved by the shareholders on October 12, 1995.

           c. Duration of Options. In no case shall an Option be exercisable more than ten (10) years (five (5) years, in the case of an ISO granted to a "ten-percent shareholder" as defined in (b) above) from the date the Option was granted.

           d. Exercise of Options and Conditions. Options granted under any single Award will become exercisable at such time or times, and on and subject to such conditions, as the Committee may specify; provided, however, that no Option will become exercisable until the expiration date of such Option if subsequent to the effectiveness of the Plan, the Sale Price (as defined below) of the Company's Common Stock does not equal or exceed $6.00 per share for ten
(10) consecutive trading days. For purposes of this Plan, the Sale Price of the Company's Common Stock shall be the average of the high and low sale prices or, in case no such sale takes place on such day, the average of the high bid and low asked prices, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not then listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the high bid and low asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors. In addition, options will not be exercisable unless the shares subject thereto have been approved for listing on the New York Stock Exchange or such other exchange or quotation system on which the Common Stock is then listed or quoted. Subject to the conditions described above with respect to the Sale Price and listing of the Common Stock, the Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised.

           e. Payment for and Delivery of Stock. Full payment for Shares purchased will be made at the time of the exercise of the Option, in whole or in part. Payment of the purchase price will be made in cash or in such other form of consideration as the Committee may approve, including, without limitation, delivery of Shares of Stock.

7.         STOCK APPRECIATION RIGHTS

           a. Nature of Stock Appreciation Rights. A Stock Appreciation Right (an "SAR") is an Award entitling the recipient to receive payment, in cash and/or Stock, determined in whole or in part by reference to appreciation in the value of a Share. In general, an SAR entitles the recipient to receive, with respect to each Share as to which the SAR is exercised, the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the date the SAR was granted. However, the Committee may provide at the time of grant that the amount the recipient is entitled to receive will be adjusted upward or downward under rules established by the Committee to take into account the performance of the Shares in comparison with the performance of other stocks or an index or indices of other stocks.

           b. Grant of SARs. SARs may be granted in tandem with, or independently of, Options granted under the Plan. An SAR granted in tandem with an Option which is not an ISO may be granted either at or after the time the Option is granted. An SAR granted in tandem with an ISO may be granted only at the time the Option is granted.

           c. Exercise of SARs. An SAR not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. An SAR granted in tandem with an Option will be exercisable only at such times, and to the extent, that the related Option is exercisable. An SAR granted in tandem with an ISO may be exercised only when the market price of the Shares subject to the Option exceeds the exercise price of such Option. The Committee may at any time and from time to time accelerate the time at which all or part of the SAR may be exercised.

8.         RESTRICTED STOCK

           A Restricted Stock Award entitles the recipient to acquire Shares, subject to certain restrictions or conditions, for no cash consideration, if permitted by applicable law, or for such other consideration as determined by the Committee. The Award may be subject to such restrictions, conditions and forfeiture provisions as the Committee may determine, including, but not limited to, restrictions on transfer, continuous service with the Company or any of its subsidiaries; achievement of business objectives, and individual, unit and Company performance. Subject to such restrictions, conditions and forfeiture provisions as may be established by the Committee, any Participant receiving an Award will have all the rights of a shareholder of the Company with respect to Shares of Restricted Stock, including the right to vote the Shares and the right to receive any dividends thereon.

9.         DEFERRED STOCK

           A Deferred Stock Award entitles the recipient to receive Shares to be delivered in the future. Delivery of the Shares will take place at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which delivery of all or any part of the Shares will take place. At the time any Deferred Stock Award is granted, the Committee may provide that the Participant will receive an instrument evidencing the Participant's right to future delivery of Deferred Stock.

10. TRANSFERS

           No Award (other than an Award in the form of an outright transfer of cash or Stock) may be assigned, pledged or transferred other than by will or by the laws of descent and distribution and during a Participant's lifetime will be exercisable only by the Participant or, in the event of a Participant's incapacity, his or her guardian or legal representative.

11.  ADJUSTMENTS

           a. In the event of a stock dividend, stock split or combination of Shares, recapitalization or other change in the Company's capitalization, or other distribution to holders of the Company's Common Stock other than normal cash dividends, after the effective date of the Plan, the Committee will make any appropriate adjustments to the maximum number of Shares that may be delivered under the Plan and to any Participant under Section 4 above.

           b. In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to the number and kind of Shares of Stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change, including the requirement that the Sale Price of the Common Stock equal or exceed the threshold described in Section 6(d). The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan.

12.  RIGHTS AS A SHAREHOLDER

           Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a shareholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, upon actual receipt of Shares. However, the Committee may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Shares subject to the Participant's Award had such Shares been outstanding.

13.  CONDITIONS ON DELIVERY OF STOCK

           The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove any restrictions or legends from Shares previously delivered under the Plan until, (a) in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (b) if the outstanding Shares are at the time listed on any stock exchange, until the Shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance, and (c) until all other legal matters in connection with the issuance and delivery of such Shares have been approved by the Company's counsel. If the sale of Shares has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations and agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Shares bear an appropriate legend restricting transfer. If an Award is exercised by the Participant's legal representative, the Company will be under no obligation to deliver Shares pursuant to such exercise until the Company is satisfied as to the authority of such representative.

14.  TAX WITHHOLDING

           The Company will have the right to deduct from any cash payment under the Plan taxes that are required to be withheld and further to condition the obligation to deliver or vest Shares under this Plan upon the Participant's paying the Company such amount as it may request to satisfy any liability for applicable withholding taxes. The Committee may in its discretion permit Participants to satisfy all or part of their withholding liability by delivery of Shares with a Fair Market Value equal to such liability or by having the Company withhold from Stock delivered upon exercise of an Award, Shares whose Fair Market Value is equal to such liability.

15.  MERGERS; ETC.

           In the event of any merger or consolidation involving the Company, any sale of substantially all of the Company's assets or any other transaction or series of related transactions as a result of which a single person or several persons acting in concert own a majority of the Company's then outstanding Stock (such merger, consolidation, sale or other transaction being hereinafter referred to as a "Transaction"), all outstanding Options and SARs shall become immediately exercisable and each outstanding share of Restricted Stock and each outstanding Deferred Stock Award shall immediately become free of all restrictions and conditions. Upon consummation of the Transaction, all outstanding Options and SARs shall terminate and cease to be exercisable. There shall be excluded from the foregoing any Transaction as a result of which (a) the holders of Stock prior to the Transaction retain or acquire securities constituting a majority of the outstanding voting Common Stock of the acquiring or surviving corporation or other entity and (b) no single person owns more than half of the outstanding voting Common Stock of the acquiring or surviving corporation or other entity. For purposes of this Section, voting Common Stock of the acquiring or surviving corporation or other entity that is issuable upon conversion of convertible securities or upon exercise of warrants or options shall be considered outstanding, and all securities that vote in the election of directors (other than solely as the result of a default in the making of any dividend or other payment) shall be deemed to constitute that number of shares of voting Common Stock which is equivalent to the number of such votes that may be cast by the holders of such securities.

           In lieu of the foregoing, if there is an acquiring or surviving corporation or entity, the Committee may by vote of a majority of the members of the Committee who are Continuing Directors (as defined below), arrange to have such acquiring or surviving corporation or entity or an Affiliate (as defined below) thereof grant to Participants holding outstanding Awards replacement Awards which, in the case of ISOs, satisfy, in the determination of the Committee, the requirements of Section 425 (e) of the Code. The term "Continuing Director" shall mean any director of the Company who (i) is not an Acquiring Person or an Affiliate of an Acquiring Person and (ii) either was (A) a member of the Board of Directors of the Company on the effective date of the Plan or
(B) nominated for his or her initial term of office by a majority of the Continuing Directors in office at the time of such nomination. The term "Acquiring Person" shall mean, with respect to any Transaction, each Person who is a party to or a participant in such Transaction or who, as a result of such Transaction, would (together with other Persons acting in concert) own a majority of the Company's outstanding Common Stock; provided, however, that none of the Company, any wholly-owned subsidiary of the Company, any employee benefit plan of the Company or any trustee in respect thereof acting in such capacity shall, for purposes of this Section, be deemed an "Acquiring Person." The term "Affiliate", with respect to any Person, shall mean any other Person who is, or would be deemed to be an "affiliate" or an "associate" of such Person within the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. The term "Person" shall mean a corporation, association, partnership, joint venture, trust, organization, business, individual or government or any governmental agency or political subdivision thereof.

16.  AMENDMENTS AND TERMINATION

           The Committee will have the authority to make such amendments to any terms and conditions applicable to outstanding Awards as are consistent with this Plan provided that, except for adjustments under Section 11 hereof, no such action will modify such Award in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Award.

           The Board may amend, suspend or terminate the Plan without shareholder approval.


17.  NO GUARANTEE OF EMPLOYMENT

           The grant of an Award under this Plan shall not constitute an assurance of continued employment for any period.

18.  MISCELLANEOUS

           This Plan shall be governed by and construed in accordance with the laws of the State of New Jersey.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              EA INDUSTRIES, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints Irwin L. Gross, Joseph R. Spalliero and Jules M. Seshens and each of them as proxies, each with full power of substitution, to vote all of the shares of Common Stock of EA Industries, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 30, 1996 at 10:00 a.m. local time, and at any adjournment thereof, upon the following matters set forth in the notice of such meeting.

     This proxy, when properly executed, will be voted as specified on the reverse side. If not otherwise specified, this Proxy will be voted FOR the election of the nominees of the Board of Directors named in Proposal 1 and FOR Proposals 2 and 3.

                         (To be Signed on Reverse Side)

        Please mark your
A  /X/  votes as in this
        example.



                           FOR   WITHHELD          Nominees:
1.   Election of                                   Jules M. Seshens (Class I)
     Directors.            / /     / /             Seth Joseph Amitine (Class I)
                                                   Mark S. Hauser (Class I)
To withhold authority for any individual nominee(s) check the box below and insert the nominee's name on the line.

         FOR ALL EXCEPT

/ /____________________________

                                                        FOR    AGAINST  ABSTAIN
2.  To amend the Company's 1994 Equity Incentive
    Stock Option Plan to incease the number of
    shares of Common Stock of the Company
    reserved for issuance thereunder from 6,000,000     / /      / /      / /
    shares to 9,000,000 shares.

3.  To ratify the selection of Arthur Andersen
    LLP as the Company's auditors for fiscal
    year ending December 31, 1996.                     / /      / /       / /

4. In their discretion, on such other business as may properly come before the Annual Meeting or any adjournment thereof.
PLEASE MARK, SIGN, DATE, AND RETURN IMMEDIATELY.






SIGNATURE__________________________ DATE _________ _______________________________ DATE___________
                                                      SIGNATURE IF HELD JOINTLY

Note: Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign.
When signing as attorney, executor, administrator, trustee or guardian give full title. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.